
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Global Perspective Portfolio L.P.and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          JUN-30-1997
<PERIOD-END>                               JUN-30-1997
<CASH>                                      21,733,919
<SECURITIES>                                         0
<RECEIVABLES>                                  201,376<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              22,683,244<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                22,683,244<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             3,708,425<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,286,274
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              2,422,151
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          2,422,151
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 2,422,151
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include due from DWR of $128,974 and interest receivable of $72,402.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $693,422 and net option premiums of $54,527.
<F3>Liabilities include redemptions payable of $221,887, accrued brokerage commissions of $92,005, accrued management fees of $56,446, accrued administrative expenses of $6,465 and accrued transaction fees and costs of $6,259.
<F4>Total revenues include realized trading revenue of $3,635,236, net change in unrealized of $(382,951) and interest income of $456,140.

